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                                                                     EXHIBIT 8.1


BAKER BOTTS L.L.P.                            ONE SHELL PLAZA         AUSTIN
                                              910 LOUISIANA           BAKU
                                              HOUSTON, TEXAS          DALLAS
                                              77002-4995              HOUSTON
                                              713.229.1234            LONDON
                                              FAX 713.229.1522        MOSCOW
                                                                      NEW YORK
                                                                      RIYADH
                                                                      WASHINGTON

October 23, 2003

020475.0104


Pride International, Inc.
5847 San Felipe, Suite 3300
Houston, Texas 77057

Ladies and Gentlemen:

         We have acted as counsel to Pride International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering and sale of (i) $300,000,000 aggregate principal amount of 3 1/4% Convertible Senior Notes Due 2033 (the "Notes") issued pursuant to an Indenture dated as of May 1, 1997 between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan
Bank), as trustee, as supplemented by a Fourth Supplemental Indenture thereto dated as of September 10, 2001 and a Sixth Supplemental Indenture thereto dated as of April 28, 2003 (as so supplemented, the "Indenture"), and (ii) such indeterminate number of shares of common stock, par value $.01 per share, of the Company issuable upon the conversion of the Notes (the "Conversion Shares"), in each case that may be sold from time to time pursuant to Rule 415 under the Securities Act by certain selling securityholders referred to in the Registration Statement on Form S-3 (Registration No. 333-107996; the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act.

         At your request, this opinion of counsel is being furnished to you for filing as Exhibit 8.1 to the Registration Statement. In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements and representations contained in the Registration Statement, the Indenture, certain other filings made by the Company with the Commission and other information provided to us by the Company. We also have examined such statutes and other instruments and documents that we deem necessary for purposes of the opinions hereinafter expressed. In giving such opinions, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

         Subject to the assumptions set forth above and to the qualifications and limitations set forth in the discussion in the Registration Statement under the heading "Material United States Federal Income Tax Consequences," we are of the opinion that such discussion constitutes, in all material respects, a fair and accurate summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Notes and the Conversion Shares by the holders addressed therein.


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BAKER BOTTS L.L.P.

Pride International, Inc.               2                       October 23, 2003



         The opinions set forth above are limited in all respects to the tax matters specifically covered hereby. We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                          Very truly yours,



                                          /s/ BAKER BOTTS L.L.P.

BJW/DG